SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                                                      ☒
Filed by a Party other than the Registrant                     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Fairholme Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SK 22146 0003 881247

FAIRX
IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

Fairholme Funds, Inc.

4400 Biscayne Blvd.  Miami, FL  33137
April 29, 2008
Dear Stockholder:

As you may know, the Board of Directors of Fairholme Funds, Inc. has called an Annual Meeting of Stockholders to be held on May 19, 2008.  At this Annual Meeting, Shareholders will be asked to vote on the election of seven Directors and to approve several proposals that are intended to update the fundamental investment policies of The Fairholme Fund.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THESE PROPOSALS.  PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

AFTER THOROUGH REVIEW OF THE PROPOSALS YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH PROPOSAL.

Detailed information about the Annual Meeting and the proposals can be found in the proxy statement previously mailed to you.  Another copy of your proxy ballot is enclosed for your convenience.  Should you have any questions regarding the proposals or to vote your shares, please call (866) 751-6311.

To vote your shares, the following voting options have been set up for your convenience.

1.	Vote by Touch-tone Phone. Cast your vote by telephone by calling 1-866-437-4672. You will need your control number found on the enclosed proxy card at the time of the call.

2.	Vote Through the Internet. You may cast your vote using the Internet by logging on to www.proxyonline.com and entering your control number found on the enclosed proxy card.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot(s) in the postage-prepaid return envelope provided.

If you have already voted your shares, we appreciate it.  Please disregard this notice.  Thank you for your assistance with this important matter.

Bruce R. Berkowitz
President
REG

SK 22146 0003 881263